UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 23, 2006

Merisant Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company

(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 South Riverside Plaza, Suite 850 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Second Lien Credit Facility and Fifth Amendment to Credit Agreement

On June 23, 2006, Merisant Company (“Merisant” or the “Company”), Merisant Worldwide, Inc. (“Merisant Worldwide”) and certain of the Company’s subsidiaries entered into a financing facility in an aggregate principal amount of $85.0 million with a syndicate of lenders, including Credit Suisse, as administrative agent, and Wells Fargo Bank, National Association, as collateral agent (the “Second Lien Credit Facility”). The Second Lien Credit Facility consists of a term loan, the net proceeds of which were used to prepay $9.5 million of Euro-denominated term A loans, prepay $53.3 million of term B loans and to repay $15.0 million of revolving loans, in each case, outstanding under Merisant’s existing senior secured credit facility (the “First Lien Credit Facility”).  This refinancing transaction satisfied Merisant’s obligation under the Limited Waiver and Fourth Amendment, dated March 29, 2006, to the First Lien Credit Facility to refinance a portion of the loans outstanding under the First Lien Credit Facility with the proceeds of a borrowing secured by a second lien on all of the assets securing Merisant’s obligations under the First Lien Credit Facility or, in the alternative, refinance the First Lien Credit Facility in its entirety by January 2, 2007.

On June 23, 2006, Merisant, Merisant Worldwide and certain of Merisant’s subsidiaries entered into a Fifth Amendment to the First Lien Credit Facility (the “Fifth Amendment”) to amend certain terms and conditions set forth in the First Lien Credit Facility.

For more information about the Second Lien Credit Facility and the First Lien Credit Facility, as amended by the Fifth Amendment, see the disclosure under Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference into this Item 1.01.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

As discussed in Item 1.01 above, on June 23, 2006, Merisant, Merisant Worldwide and certain of Merisant’s subsidiaries entered into the Second Lien Credit Facility and the Fifth Amendment.

Fifth Amendment to First Lien Credit Facility

The requisite lenders under the First Lien Credit Facility entered into the Fifth Amendment to accommodate the Second Lien Credit Agreement and to effect certain other amendments that are intended to facilitate a de-leveraging of Merisant’s capital structure. The amendments include exceptions to the restrictive covenants to permit, subject to certain limitations:

•                                          the issuance of certain preferred stock by Merisant Worldwide;

•                                          the issuance of up to an aggregate of $100.0 million of payment-in-kind (PIK) notes and additional secured indebtedness;

•                                          additional restricted payments up to $10.0 million each fiscal year;

•                                          the exchange by Merisant Worldwide or Merisant of capital stock of Merisant Worldwide, PIK notes or additional secured PIK indebtedness for Merisant Worldwide’s 12 ¼% Senior Subordinated Discount Notes due 2014 (the “Senior Subordinated Discount Notes”) or Merisant’s 9 ½% Senior Subordinated Notes due 2013 (the “Senior Subordinated Notes” and, together with the Senior Subordinated Discount Notes, the “Notes”) or the repurchase of Senior Subordinated Notes or Senior Subordinated Discount Notes with the net cash proceeds from the issuance of such capital stock, PIK notes or additional secured PIK indebtedness so long as the Notes are cancelled in connection with any such transaction; and

•                                          the acquisition by Merisant Worldwide and Merisant of Senior Subordinated Notes or Senior Subordinated Discount Notes in transactions permitted under the restricted payment covenant.

In addition, the beneficial owners of the Notes may acquire the common stock of Merisant Worldwide without triggering a change of control event of default so long as the original investors in Merisant Worldwide continue to control of record and beneficially, directly or indirectly, at least 51% of the outstanding common stock of Merisant Worldwide.

Second Lien Credit Facility

The Second Lien Credit Facility provides for an $85 million term loan facility (the “Second Lien Term Loan”), which was drawn in a single draw on June 23, 2006. The maturity date of the Second Lien Term Loan is June 11, 2010.

Depending on the type of borrowing by Merisant, the applicable interest rate under the Second Lien Credit Facility is calculated as a per annum rate equal to (a) LIBOR plus 850 basis points or (b) (i) the greater of (x) the prime rate or (y) the federal funds effective rate plus 0.5% plus (ii) 750 basis points. As of June 23, 2006, there were $85 million in term loans outstanding under the Second Lien Credit Facility.

The Second Lien Credit Facility contains provisions for mandatory prepayments from 100% of the net cash proceeds of asset sales, recovery events and debt issuances and 50% of the net cash proceeds of equity issuances, subject to certain exceptions. If Merisant prepays the term loans under the Second Lien Credit Facility in whole or in part at any time, Merisant must pay a premium of 3%, 2% and 1% of the aggregate principal amount of term loans prepaid in the first, second and third years of the Second Lien Credit Facility, respectively, except that these prepayment premiums will be reduced to 1.5%, 1% and 0.5%, respectively on the first $25.5 million aggregate principal amount of the term loans prepaid with the net cash proceeds from an equity issuance by Merisant Worldwide.

The obligations under the Second Lien Credit Facility are guaranteed by Merisant Worldwide and Merisant’s domestic subsidiaries, and are secured by a lien on substantially all of the assets of Merisant, Merisant Worldwide and each subsidiary guarantor, including a pledge of 65% of the ownership interests in each first-tier foreign subsidiary held by a guarantor, with certain exceptions.

The Second Lien Credit Facility contains certain covenants that limit or restrict the incurrence of liens, investments (including acquisitions), sales of assets, indebtedness, restricted payments (including dividends) and mergers and consolidations, subject to certain exceptions. Merisant is also required to maintain compliance with a consolidated first-lien leverage ratio covenant, a consolidated senior leverage ratio covenant, a consolidated leverage ratio covenant, a consolidated interest coverage ratio covenant, and a consolidated fixed charge coverage ratio covenant. The representations, warranties, covenants and defaults in the Second Lien Credit Facility are substantially similar to the representations, warranties, covenants and defaults in the First Lien Credit Facility, as amended by the Fifth Amendment, in all material respects, except that certain negative covenants are less restrictive on the Company’s and its subsidiaries’ business and operations and the financial covenant ratios are less restrictive, in each case, than those set forth in the First Lien Credit Facility, as amended by the Fifth Amendment.

The Second Lien Credit Facility increased the aggregate principal amount of Merisant’s indebtedness by $7.1 million, and Merisant’s interest expense will increase as a result of the transaction. The Company’s loans outstanding under the First Lien Credit Facility had a weighted average interest rate of approximately 9.0% per annum prior to the closing of the Second Lien Credit Facility. The Company’s borrowings under the First Lien Credit Facility and Second Lien Credit Facility had a weighted average interest rate of approximately 10.3% per annum upon the closing of the Second Lien Credit Facility. The interest rates on loans outstanding under the First Lien Credit Facility reverted to Euro-LIBOR plus 325 basis points on Euro-denominated term A loans, or 6.1% per annum, and LIBOR plus 325 basis points on term B loans and revolving loans, or 8.4% per annum, upon the closing of the Second Lien Credit Facility.

Intercreditor Agreement

Merisant, Merisant Worldwide, lenders under the First Lien Credit Facility (the “First Lien Lenders”), the lenders under the Second Lien Credit Facility (the “Second Lien Lenders”), Credit Suisse, as agent to the first lien lenders Wells Fargo Bank, National Association, as agent for the second lien lenders, entered into an Intercreditor Agreement in connection with the Second Lien Credit Facility. The Intercreditor Agreement subordinates the liens securing the obligations under the Second Lien Credit Agreement to the liens securing the obligations under the First Lien Credit Facility. The Intercreditor Agreement restricts amendments to the First Lien Credit Facility and the Second Lien Credit Agreement. Certain amendments to the First

Lien Credit Facility or the Second Lien Credit Agreement require the prior consent of the administrative agent for the other credit facility acting at the direction of the requisite lenders for that facility. The aggregate principal of loans under the First Lien Credit Facility may not exceed $175.0 million plus interest that has been capitalized under the First Lien Credit Facility that does not exceed the applicable base rate plus a margin of 6% per annum, exclusive of any default interest. This limitation will be further reduced by any permanent repayments of principal and reductions or eliminations of commitments under the First Lien Credit Facility. The aggregate principal amount of loans outstanding under the Second Lien Credit Agreement may not be increased. In addition, neither the First Lien Credit Facility nor the Second Lien Credit Agreement may be amended to provide for covenants, representations or warranties, events of default, rights or remedies which are, in the aggregate, on terms less favorable to the lenders under the other credit facility or increase the amount of interest by an applicable margin of more than 6% with no more than 4% of any such increase payable in cash, exclusive, in each case, of default interest.

The foregoing summary of the Second Lien Credit Facility, the Fifth Amendment to the First Lien Credit Agreement and the Intercreditor Agreement should be read in conjunction with, and is qualified in its entirety by, the copy of the Second Lien Credit Agreement, the Second Lien Credit Agreement, the Fifth Amendment and the Intercreditor Agreement which have been filed as exhibits to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

Exhibits

10.1                                                                           Second Lien Credit Agreement, dated June 23, 2006, among Merisant Company, as borrower, Merisant Worldwide, Inc. and certain subsidiaries of Merisant Company, as guarantors, Credit Suisse, as administrative agent, and Wells Fargo Bank, National Association, as collateral agent.

10.2                                                                           Second Lien Security Agreement, dated June 23, 2006, among Merisant Company, Merisant Worldwide, the lenders thereunder, Wells Fargo Bank, National Association, as collateral agent, Jefferies & Company, Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse, as collateral agent and Credit Suisse Securities (USA) LLC, as documentation agent.

10.3                                                                           Intercreditor Agreement, dated June 23, 2006, among Merisant Company, Merisant Worldwide, Inc., the subsidiary guarantors, Credit Suisse, as administrative agent under the Senior Credit Agreement, and Wells Fargo Bank, National Association, as a administrative agent under the Second Lien Credit Agreement.

10.4                                                                           Fifth Amendment to Senior Credit Agreement, dated June 23, 2006, among Merisant Company, Merisant Worldwide, Inc., certain subsidiaries of Merisant Company, as guarantors, the lenders thereunder and Credit Suisse, Cayman Islands Branch (formerly Credit Suisse First Boston), as administrative agent.

10.5                                                                           Amended and Restated Security Agreement, dated June 23, 2006, among guarantors named on the signature page thereto, and Credit Suisse, Cayman Islands Branch (formerly Credit Suisse First Boston), as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: June 26, 2006	By:	/s/ Anthony J. Nocchiero
Anthony J. Nocchiero
Vice President, Chief Financial Officer

MERISANT COMPANY

Date: June 26, 2006	By:	/s/ Anthony J. Nocchiero
Anthony J. Nocchiero
Vice President, Chief Financial Officer